Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-13486, No. 33-38364, No. 333-05907, No. 333-56935, No. 333-103270, No. 333-145318, No. 333-172505) of Anixter International Inc. of our report dated June 12, 2015 relating to the financial statements of HD Supply Power Solutions, which appears in this Current Report on Form 8‑K of Anixter International Inc.
/s/ PricewaterhouseCoopers LLP
Atlanta, GA
October 8, 2015